Exhibit 10(a)

                              OWENS & MINOR, INC.
                      MANAGEMENT EQUITY OWNERSHIP PROGRAM


SECTION  I.  DEFINITIONS

1.1  Annual Bonus means the cash portion of any Incentive Award.

1.2 Annual Incentive Plan means the Companys Annual Incentive Plan approved by the shareholders of the Company on April 30, 1991.

1.3 Base Salary means the annual salary paid by the Company to a Participant for performance of his job excluding any benefits, Incentive Awards, bonuses or any component of pay other than the base amount.

1.4  Board means the Board of Directors of the Company.

1.5 Business Day means any day on which the New York Stock Exchange is open and the Common Stock is traded.

1.6 Cause means conduct of the Participant amounting to (i) fraud or dishonesty against the Company, (ii) willful misconduct, repeated refusal to follow the reasonable directions of the Companys management or knowing violation of law in the performance of the duties of Participants employment with the Company, (iii) violation of the Companys standards of conduct or other Company policies, (iv) a conviction or plea of guilty or nolo contendere to a felony or a crime involving dishonesty or (v) a breach or violation of the terms of any employment, confidentiality, non-compete or other agreement to which the Participant and the Company are party. The determination of whether the Company has or had Cause to terminate a Participants employment shall be made by the Committee in its sole and absolute discretion.

1.7 Change in Control means that situation when (i) any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any Company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities; (ii) during any period of two consecutive years (not including any period prior to the effective date of this Program), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (ii) or (iv) of this Section) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of a majority of the directors then still in office who either (x) were directors at the beginning of such period or (y) were so elected or nominated with such approval, cease for any reason to constitute at least a majority of the Board; (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other Company, other than (x) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (y) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 20% of the combined voting power of the Company's then outstanding securities; or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

1.8 Committee means the Compensation & Benefits Committee of the Board or any successor committee.

1.9      Common Stock means the Common Stock, $2.00 par value, of Owens & Minor,
Inc.

1.10 Company means Owens & Minor, Inc., including its Subsidiaries.

1.11 Disability means any physical or mental injury or disease of a permanent nature which renders a Participant incapable of meeting the requirements of the employment performed by such Participant immediately prior to the commencement of such disability. The determination of whether a Participant is disabled shall be made by the Committee in its sole and absolute discretion.

1.12 Effective Date shall have the meaning set forth in subsection 2.3 hereof.

1.13 Equity Ownership Dividend shall have the meaning specified in subsection 4.2 hereof.

1.14 Fair Market Value means, as of any given date, the average of the high and low trading prices of the Common Stock on such date as reported on the New York Stock Exchange. If Fair Market Value is to be determined as of a day when the New York Stock Exchange is not open, the Fair Market Value on that day shall be the Fair Market Value on the next preceding day on which the New York Stock Exchange was open.

1.15 Incentive Award means an award under the Annual Incentive Plan (or any successor plan) approved by the Committee which entitles the recipient to shares of Common Stock, cash or a combination of Common Stock and cash.

1.16 Interim Stock Ownership Requirement shall have the meaning specified in subsection 3.2 hereof.

1.17 Own or Owned means, with respect to shares of Common Stock, shares of which the Participant is the beneficial owner within the meaning of Rule 16a-1(2) under the Securities Exchange Act of 1934, as amended, but excluding any options to purchase shares of Common Stock. Shares of Common Stock of which a Participant is the beneficial owner will include, by way of example, (i) shares, whether registered in the owners name or in nominee name, which are owned by the Participant, his spouse or any member of his immediate family living in his household, (ii) shares held by the Participant in or through any benefit plan of the Company, (iii) shares of restricted stock (including Restricted Stock awarded under this Program) and (iv) in certain cases, shares owned by a trust of which the Participant, his spouse or an immediate family member living in his household is a trustee or beneficiary.

1.18 Participant means a Teammate designated in subsection 2.5 hereof or selected to participate in the Program by the Committee pursuant to subsection
2.5 hereof.

1.19 Program means the Owens & Minor, Inc. Management Equity Ownership Program, as it may be amended from time to time.

1.20 Restricted Period shall mean the period of time specified in this Program with respect to particular grants of Restricted Stock during which the restrictions imposed by Section VI hereof shall apply.

1.21 Restricted Stock means shares of Common Stock which are awarded by the Company under this Program subject to forfeiture, restrictions on transfer and such other restrictions as are set forth in Section VI hereof or as the Committee may determine in accordance with the provisions of Section VI of this Program.

1.22 Retirement means retirement from the Company within the meaning of the Companys Supplemental Executive Retirement Plan or any successor thereto.

1.23 Stock Purchase Period means (i) with respect to any Participant whose participation in the Program begins on the Effective Date and who has completed at least one year of service with the Company as of the Effective Date, the period of time beginning on the Effective Date and ending on December 31 of the fifth full calendar year thereafter or (ii) with respect to any Participant whose participation in the Program begins after the Effective Date or who has completed less than one year of service with the Company as of the Effective Date, the period of time beginning on the date the Participant first becomes a Participant under the Program and ending on December 31 of the sixth full calendar year thereafter.

1.24 Subsidiary means a corporation of which more than 50% of the total combined voting power of all classes of stock entitled to vote is owned, directly or indirectly, by Owens & Minor, Inc.

1.25       Teammate means any person employed by the Company.

1.26 Total Stock Ownership Requirement shall have the meaning specified in subsection 3.1 hereof.

Unless the context clearly requires otherwise, the masculine pronoun whenever used shall include the feminine and neuter pronouns, the singular shall include the plural and the plural shall include the singular.

SECTION II.  GENERAL TERMS

2.1 Purpose of the Program. The purpose of the Program is to promote the interests of the Company and its shareholders by increasing the ownership of Common Stock by certain key management level Teammates to more closely align their financial rewards with the performance of the Company and to motivate these Teammates to manage the Company for long-term growth and profitability.

2.2 Administration of the Program. The Program shall be administered by the Committee which shall have exclusive and absolute authority and discretion to interpret the Program, to establish and modify rules for the administration of the Program, to impose such conditions and restrictions as it determines appropriate with respect to the Program and to take such other actions and make such other determinations as it may deem necessary or advisable for the implementation and administration of the Program. Notwithstanding any provision in the Program to the contrary, the Committee shall have the authority to waive or modify any stock ownership requirement set forth in Section 3 of the Program; provided that any such modification or waiver is applied uniformly to all Participants. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon the Participants, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Program or any award of Restricted Stock hereunder.

2.3 Effective Date of the Program. The Program is effective on July 1, 1997 (the Effective Date) and will continue in effect for a period of ten years or until sooner terminated by the Board.

2.4 Scope of the Program. The Program is adopted under and is part of the Annual Incentive Plan and is subject in all respects to the provisions of the Annual Incentive Plan. Upon expiration of the Annual Incentive Plan, unless determined otherwise by the Board, the Program will continue under any plan that is adopted to succeed or replace the Annual Incentive Plan and will be subject to all provisions of such successor or replacement plan. All shares of Restricted Stock issued under the Program shall be provided from shares of Common Stock authorized under the Annual Incentive Plan or such other plan as may be adopted to succeed or replace the Annual Incentive Plan. In the event there are insufficient shares of Common Stock authorized under the Annual Incentive Plan or any successor or replacement plan to make the grants of Restricted Stock contemplated by this Program, then no such grants of Restricted Stock shall be made under this Program.

2.5 Eligibility. Participants in the Program shall be selected by the Committee from among those management level Teammates who, in the opinion of the Committee, are in a position to contribute materially to the Companys growth and development and to its long-term financial success. The Chief Executive Officer and any Executive Vice President, Senior Vice President, Vice President, Group Vice President and Regional Vice President (or, in each case, the same positions bearing different titles) shall automatically be Participants in the Program effective on the later of the Effective Date or the date on which he is appointed to or employed in such position.


SECTION III.  COMMON STOCK OWNERSHIP REQUIREMENTS

3.1 Five-Year Ownership Requirement. Each Participant will be required to Own shares of Common Stock the Fair Market Value of which on the last day of the Participants Stock Purchase Period and each December 31 thereafter during the term of this Program is not less than the applicable ownership multiple designated in the table below (as such ownership multiple may be changed by the Committee) multiplied by the Participants then-current Base Salary (the Total Stock Ownership Requirement).

         Position                                             Ownership Multiple of Base Salary
         ---------                                           -----------------------------------
         Chief Executive Officer                                               4.0X
         Executive Vice President                                              2.0X
         Senior Vice President                                                 1.5X
         Vice President, Group Vice President,
              Regional Vice President                                          1.0X
         Other Management Level Teammates
              who are Participants                            As designated by the Committee


In the  event a  Participant  is  promoted  to a higher  position  with a higher ownership multiple during the Participants Stock Purchase Period, the Participants Total Stock Ownership Requirement based on the higher ownership multiple will adjust effective January 1 of the following year without the commencement of a new Stock Purchase Period.

3.2 Interim Ownership Requirement. As of each December 31 during a Participants Stock Purchase Period, such Participant will be required to Own shares of Common Stock the Fair Market Value of which on each such date is not less than the respective percentages designated in the applicable table below of the Participants Total Stock Ownership Requirement (the Interim Stock Ownership Requirement).

         A. Participants with at Least 12 Months of Service with the Company as of the Effective Date and Whose Participation Begins on the Effective Date

                                            Percentage of Total Stock
                  December 31               Ownership Requirement
                  ------------              ----------------------

                        1st                                 10%
                        2nd                                 25%
                        3rd                                 45%
                        4th                                 65%
                        5th                                 85%
                        6th                                100%


         B. Participants with Less Than 12 Months of Service with the Company as of the Effective Date or Whose Participation Begins after the Effective Date

                                     Percentage of Total Stock
                  December 31          Ownership Requirement
                  ------------       --------------------------
                        1st            No Requirement
                        2nd                 10%
                        3rd                 25%
                        4th                 45%
                        5th                 65%
                        6th                 85%
                        7th                 100%


3.3 Annual Bonus Deferrals. Not later than 30 days after a Participant first becomes a Participant in the Program and not later than January 1 of each full calendar year thereafter during a Participants Stock Purchase Period, the Participant may make an irrevocable election on a form provided by the Company to receive 25%, 50%, 75% or 100% of his Annual Bonus for performance during that calendar year, if any, in shares of Restricted Stock based upon the Fair Market Value of the Common Stock on the date the Annual Bonus is awarded. The Restricted Period for any shares of Restricted Stock granted pursuant to this subsection 3.3 shall commence on the date the Annual Bonus is awarded and expire on the third January 2nd (or next succeeding Business Day) thereafter.


SECTION IV.  RESTRICTED STOCK AWARDS

4.1 1998 Salary Increase. Each Participant who is a Participant as of the Effective Date and who has been employed by the Company for at least one year as of the Effective Date will receive his 1998 Base Salary increase, if any, in the form of shares of Restricted Stock in lieu of cash based on the Fair Market Value of the Common Stock on the date any such Base Salary increase is approved by the Committee; provided however, that any amount by which a Participants 1998 Base Salary increase is greater than 4% of the Participants 1997 Base Salary will be paid in the form of cash. The Restricted Period for shares of Restricted Stock granted pursuant to this subsection 4.1 shall be fourteen months commencing on the date any 1998 Base Salary increase is approved by the Committee.

4.2 Equity Ownership Dividends. Each Participant who, as of December 31 of any year during the term of this Program, achieves the applicable Interim Stock Ownership Requirement or Total Stock Ownership Requirement as specified in subsections 3.1 and 3.2 hereof will receive an award of Restricted Stock equal to 10% of the Fair Market Value of all Common Stock Owned by the Participant up to the Total Stock Ownership Requirement (the Equity Ownership Dividend), subject to such terms and conditions as may be prescribed by the Committee and the full and complete authority of the Committee to decrease the amount or eliminate the payment of Equity Ownership Dividends with respect to any calendar year. Each award of an Equity Ownership Dividend hereunder will be determined based on the Fair Market Value of the Common Stock on December 31 of the year in which the Interim Stock Ownership Requirement or the Total Stock Ownership Requirement, as the case may be, is achieved. Equity Ownership Dividends will be granted upon approval by the Committee not later than February 1 of the year following achievement of the applicable stock ownership requirement. The Restricted Period for any shares of Restricted Stock awarded pursuant to this subsection 4.2 shall commence on the date of grant and expire on the fifth January 2nd (or next succeeding Business Day) thereafter.


SECTION V.  FAILURE TO ACHIEVE STOCK OWNERSHIP REQUIREMENTS

         Each Participant who, as of the second December 31 during the Participants Stock Purchase Period and each December 31 thereafter during the term of this Program, fails to achieve the applicable Interim Stock Ownership
Requirement or Total Stock Ownership Requirement, will incur the following consequences:

                             Consequences of Failure to Achieve
December  31                   Stock Ownership Requirement
------------                    --------------------------
2nd                        25% of Annual Bonus*, if any, will be paid in
                           Restricted Stock

3rd 50% of Annual Bonus*, if any, will be paid in Restricted Stock

4th 75% of Annual Bonus*, if any, will be paid in Restricted Stock

5th 100% of Annual Bonus*, if any, will be paid in Restricted Stock

6th 100% of Annual Bonus*, if any, will be paid in Restricted Stock and 50% of the following years Base
                           Salary increase, if any, will be paid in Restricted
                           Stock

7th and thereafter  100% of Annual Bonus*, if any, will be paid in
                           Restricted Stock and 100% of the  following years
                           Base Salary increase, if any,will be paid in Restricted Stock

         * In each instance, the percentage of Annual Bonus payable in Restricted Stock will be the greater of the applicable amount set forth above or the percentage elected by the Participant pursuant to subsection 3.3 hereof

The number of shares of Restricted Stock granted in lieu of cash payment of Annual Bonus or Base Salary increase will be determined based on the Fair Market Value of the Common Stock on the date the Annual Bonus or Base Salary increase is awarded. The Restricted Period for any shares of Restricted Stock granted pursuant to this Section V in respect of Annual Bonus shall commence on the date the Annual Bonus is awarded and expire on the third January 2nd (or next succeeding Business Day) thereafter. The Restricted Period for any shares of Restricted Stock granted pursuant to this Section V in respect of Base Salary increase shall be two years from the date of grant.


SECTION VI.  RESTRICTED STOCK

6.1 Terms of Restricted Stock. Until the expiration of the Restricted Period or the lapse of restrictions as provided in subsection 6.4 or 6.5 hereof, shares of Restricted Stock issued to Participants under the Program shall be subject to the following restrictions and any additional restrictions that the Committee in its sole discretion, may determine; provided, however, the Participant shall have beneficial ownership of shares of Restricted Stock, including the right to receive cash dividends on and the right to vote shares of Restricted Stock:

                  (i)  Participants   shall  not  be  entitled  to  receive  the
certificate or certificates representing shares of Restricted Stock;

                  (ii) Shares of Restricted Stock may not be sold, transferred, assigned, pledged, conveyed, hypothecated or otherwise disposed of; and

                  (iii) Shares of Restricted Stock may be forfeited immediately as provided in subsection 6.4.

Any stock dividends or other shares of Company stock or other property issued in respect of Restricted Stock, including without limitation, shares issued in connection with stock splits and recapitalizations, will be subject to the same restrictions applicable to the Restricted Stock.

6.2 Custody of Shares of Restricted Stock. Any certificates representing shares of Restricted Stock issued under the Program shall be issued in the Participants name but shall be held by the Company during the Restricted Period. The Company shall serve as attorney-in-fact for the Participant during the Restricted Period with full power and authority in the Participants name to assign and convey to the Company any shares of Restricted Stock held by the Company for such Participant if the Participant forfeits the shares under the terms of the Restricted Stock. Each certificate representing shares of Restricted Stock may bear a legend referring to the Program and the risk of forfeiture of the shares and stating that such shares are nontransferable until all restrictions have been satisfied and the legend has been removed.

6.3 Distribution of Restricted Stock. If a Participant who receives shares of Restricted Stock under the Program remains in the continuous employment of the Company during the entire Restricted Period and otherwise does not forfeit such shares pursuant to subsection 6.4 hereof, all restrictions applicable to the shares of Restricted Stock shall lapse upon expiration of the Restricted Period and a certificate or certificates representing the shares of Common Stock that were granted to the Participant in the form of shares of Restricted Stock shall be delivered to the Participant.

6.4      Forfeiture.

         A.       Termination of Employment.

                      (i) Subject to the provisions of subsection B. below, if a Participants employment is terminated before the expiration of the Restricted Period by reason of Retirement, Disability or death of the Participant, subject to the authority of the Committee in its sole discretion to determine otherwise, all restrictions applicable to the shares of Restricted Stock held by the Company for the Participant shall immediately lapse on the date the
Participants   employment  is  terminated  and  the  certificate  or
certificates representing the shares of Common Stock upon which the restrictions have lapsed shall be delivered to the Participant (or in the event of the Participants death, to his estate). If a Participants employment is terminated under this subsection (i) on or after December 31st but prior to the issuance of any Equity Ownership Dividend awarded for such year, subject to the authority of the Committee in its sole discretion to determine otherwise, the Participant shall be entitled to receive the shares issuable in respect of any such Equity Ownership Dividend free of all applicable restrictions.

                  (ii) Subject to the provisions of subsection B. below, if a Participants employment is terminated before the expiration of the Restricted Period by the Company without Cause, subject to the authority of the Committee in its sole discretion to determine otherwise, the number of shares of Restricted Stock held by the Company for the Participant shall be reduced by the proportion of the Restricted Period remaining after the Participants termination of employment, the restrictions on the balance of such shares of Restricted Stock shall lapse on the date the Participants employment terminated and the certificate or certificates representing the shares of Common Stock upon which the restrictions have lapsed shall be delivered to the Participant. If a Participants employment is terminated under this subsection (ii) on or after December 31st but prior to the issuance of any Equity Ownership Dividend awarded for such year, subject to the authority of the Committee in its sole discretion to determine otherwise, the Participant shall not be entitled to receive any portion of the shares issuable in respect of any such Equity Ownership Dividend.

                  (iii) Subject to the provisions of subsection B. below, if a Participants employment is terminated before the expiration of the Restricted Period by the Company for Cause or by the Participant at any time, all shares of Restricted Stock held by the Company for the Participant shall be forfeited immediately and all rights of the Participant to such shares shall terminate immediately without further obligation on the part of the Company. If a Participants employment is terminated under this subsection (iii) on or after December 31st but prior to the issuance of any Equity Ownership Dividend awarded for such year, the Participant shall not be entitled to receive any of the shares issuable in respect of any such Equity Ownership Dividend.

         B. Failure to Maintain Total Stock Ownership Requirement. Shares of Restricted Stock granted in respect of an Equity Ownership Dividend shall be forfeited immediately and all rights of the Participant to such shares shall terminate immediately without further obligation on the part of the Company if a Participant does not meet the applicable Interim Stock Ownership Requirement or Total Stock Ownership Requirement on the December 31 immediately preceding the earlier of (i) the date a Participants employment is terminated or (ii) the last day of the Restricted Period applicable to those shares.

6.5 Change of Control. Upon any Change of Control, unless the Committee in its sole discretion determines otherwise prior to the Change of Control, all restrictions applicable to shares of Restricted Stock shall immediately lapse and the certificate or certificates representing the shares of Common Stock that were granted to the Participants in the form of shares of Restricted Stock shall be delivered to the Participants.

6.6 Waiver of Restrictions. The Committee, in its sole discretion, may at any time waive any or all restrictions with respect to shares of Restricted Stock.


SECTION VII.  MISCELLANEOUS PROVISIONS

7.1 Termination and Amendment. The Board at any time may amend or terminate the Program. Notwithstanding any expiration or termination of the Program, unless otherwise determined by the Committee, the provisions relating to Restricted Stock contained in Section VI hereof shall continue to apply with respect to all shares of Restricted Stock outstanding as of the date of expiration or termination.

7.2 Withholding. Each Participant shall pay to the Company any amount necessary to satisfy applicable federal, state or local tax withholding requirements attributable to an award of Restricted Stock under the Program, or upon the vesting of such Restricted Stock, promptly upon notification of the amount due. Such amounts to be paid by the Participant, at the election of the Committee, may be withheld from the shares of Common Stock that otherwise would be distributed to such Participant pursuant to the Program.

7.3 Legal and Other Requirements. The grant or distribution of shares of Restricted Stock shall be subject to the condition that if at any time the Company determines in its discretion that the satisfaction of withholding tax or other tax liabilities, or the listing, registration or qualification of any shares of Common Stock upon any securities exchange or under and federal or state law, or the consent or approval of any regulatory body, is necessary or desirable as a condition of, or in connection with such grant or distribution, then in any such event, such grant or distribution shall not be effective unless such liabilities have been satisfied or such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

7.4 Choice of Law. The Program, its validity, interpretation and administration and the rights and obligations of all persons having an interest therein shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, except to the extent that such laws may be preempted by federal law.

7.5 Adjustment Upon Changes in Capitalization. In the event of a recapitalization, stock split, stock dividend, exchange, combination or reclassification of shares, merger, consolidation, reorganization or other change in or affecting the capital structure or capital stock of the Company, the Board, upon recommendation of the Committee, may make appropriate adjustments in the number and kind of shares subject to outstanding Restricted Stock grants as it deems equitable to prevent dilution or enlargement of the rights of Participants.

7.6 Fractional Shares. The Company shall not be required to issue or deliver any fractional share of Restricted Stock issuable under this Program but shall round each grant of shares of Restricted Stock hereunder up to the nearest whole share.

7.7 No Employment Contract. The Program shall not confer upon any Participant any right to continued employment by the Company nor shall the Program in any way interfere with the right of the Company to terminate the employment of any Participant at any time.